Exhibit 1.1

EXECUTION VERSION

GM FINANCIAL CONSUMER AUTOMOBILE RECEIVABLES TRUST 2024-2

$1,523,950,000 AUTOMOBILE RECEIVABLES BACKED NOTES

UNDERWRITING AGREEMENT

April 4, 2024

BNP Paribas Securities Corp.

as Representative of the several Underwriters

named in Schedule 1 hereto

787 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

AFS SenSub Corp., a Nevada corporation (the “Seller”), proposes to sell to the underwriters named in Schedule 1 hereto (the “Underwriters”) for whom BNP Paribas Securities Corp. is acting as representative (the “Representative”), pursuant to the terms of this Underwriting Agreement (this “Agreement”), $292,800,000 aggregate initial principal amount of its Automobile Receivables Backed Notes Class A-1 (the “Class A-1 Notes”), $287,670,000 aggregate initial principal amount of its Automobile Receivables Backed Notes Class A-2-A (the “Class A-2-A Notes”), $260,000,000 aggregate initial principal amount of its Automobile Receivables Backed Notes Class A-2-B (the “Class A-2-B Notes”), $547,670,000 aggregate initial principal amount of its Automobile Receivables Backed Notes Class A-3 (the “Class A-3 Notes”), $87,240,000 aggregate initial principal amount of its Automobile Receivables Backed Notes Class A-4 (the “Class A-4 Notes”), $25,070,000 aggregate initial principal amount of its Automobile Receivables Backed Notes Class B (the “Class B Notes”) and $23,500,000 aggregate initial principal amount of its Automobile Receivables Backed Notes Class C (the “Class C Notes” and, together with the Class A-1 Notes, Class A-2-A Notes, Class A-2-B Notes, Class A-3 Notes, Class A-4 Notes and Class B Notes, the “Offered Notes”) issued by GM Financial Consumer Automobile Receivables Trust 2024-2 (the “Trust”), which are debt obligations of the Trust. The Trust will also issue $19,610,000 aggregate initial principal amount of its Automobile Receivables Backed Notes Class D (the “Retained Notes” and, together with the Offered Notes, the “Notes”), which will be retained by the Seller or an affiliate thereof. The assets of the Trust will consist primarily of a pool of automobile loan contracts (the “Receivables”), which are secured by new and used automobiles, light duty trucks and utility vehicles, either purchased without recourse from automobile dealers or directly originated with consumers by AmeriCredit Financial Services, Inc. (d/b/a GM Financial), a corporation organized and existing under the laws of the state of Delaware (“GMF”), as originator.

The Notes will be issued pursuant to the Indenture, dated as of April 10, 2024 (the “Indenture”), between the Trust and The Bank of New York Mellon, as trustee and trust collateral agent (in such capacity, the “Trustee”). The Receivables will be sold by GMF to the Seller pursuant to the Purchase Agreement, dated as of April 10, 2024 (the “Purchase Agreement”), between GMF, as seller, and the Seller. The Receivables will then be transferred by the Seller to the Trust, and serviced by the Servicer on behalf of the Trust, pursuant to the Sale and Servicing Agreement, dated as of April 10, 2024 (the “Sale and Servicing Agreement”), among the Seller, GMF, as servicer (in such capacity, the “Servicer”), the Trust and the Trustee. The Trust will be governed pursuant to the Amended and Restated Trust Agreement, dated as of April 10, 2024 (the “Trust Agreement”), between the Seller and Wilmington Trust Company, as owner trustee (the “Owner Trustee”), pursuant to which the Trust will issue a certificate (the “Certificate” and, together with the Notes, the “Securities”). The Trust will provide for the review of the Receivables for compliance with the representations and warranties made about them in certain circumstances pursuant to an Asset Representations Review Agreement, dated as of April 10, 2024 (the “Asset Representations Review Agreement”), among the Trust, the Servicer and Clayton Fixed Income Services LLC, as asset representations reviewer (the “Asset Representations Reviewer”). Capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings set forth in the Indenture or, if not defined therein, then as defined in the Prospectus (as defined below).

As used herein, the term “Transaction Documents” means (i) the Indenture, (ii) the Purchase Agreement, (iii) the Sale and Servicing Agreement, (iv) the Trust Agreement, (v) the Asset Representations Review Agreement and (vi) this Agreement.

In exchange for valuable consideration received by GMF and the Seller from the Underwriters, the receipt and sufficiency of which both parties hereby acknowledge, the Underwriters, GMF and the Seller hereby agree to the terms of this Agreement as follows:

Section 1. Representations and Warranties. GMF and the Seller (together, the “Companies”) represent, warrant and agree with the Underwriters that, as of the Execution Time (as defined herein), as of the Applicable Time (as defined herein) and as of April 10, 2024 (the “Closing Date”):

(i) The Seller (the “Registrant”) has filed with the Securities and Exchange Commission (the “Commission”) a registration statement (Registration No. 333-275606) on Form SF-3, including a form of prospectus, for the registration under the Securities Act of 1933, as amended (the “Act”), of the offering and sale of the Offered Notes. The Registrant may have filed one or more amendments thereto, each of which amendments has previously been furnished to you. The Registrant has filed the Time of Sale Information (as hereinafter defined) with the Commission. Promptly after execution and delivery of this Agreement, the Registrant will prepare and file with the Commission a final prospectus relating to the Offered Notes in accordance with the provisions of Rule 430D and Rule 424(b) under the Act. Any information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430D is referred to as “Rule 430D Information”. Such registration statement, at any given time, including the amendments thereto at such time, the exhibits and any schedules thereto at such time, the documents incorporated therein by reference pursuant to the Act at such time and documents otherwise deemed to be a part thereof or included therein by the rules and regulations (the “Rules and Regulations”) of the Commission under the Act, is herein called the “Registration Statement”; provided that references to the Effective Date (as hereinafter defined) or other matters relating to the Registration Statement shall be deemed to be references to the Effective Date or such other matters relating to the registration statement included in the Registration Statement. The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement”.

For purposes of this Agreement, “Free Writing Prospectus” means, collectively, the free writing prospectus, filed by the Seller with the Commission on March 29, 2024, relating to the ratings on the Notes (the “Ratings FWP”), and each other free writing prospectus used in connection with the offering of the Offered Notes; “Preliminary Prospectus” means the preliminary prospectus used in connection with the offering of the Offered Notes, dated as of March 29, 2024, and filed with the Commission on March 29, 2024, that omitted certain Rule 430D Information; “Time of Sale Information” means collectively, the Preliminary Prospectus and the Ratings FWP, taken as a whole; “Prospectus” means the prospectus that is first filed after the Execution Time pursuant to Rule 424(b) including the documents incorporated by reference therein pursuant to the Act; and “Road Show Information” means, a “road show for an offering that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission.

(ii) The Registrant has included in the Registration Statement, as amended at the Effective Date, all information required by the Act and the Rules and Regulations to be included in the Prospectus with respect to the Offered Notes and the offering thereof and as of the Effective Date the Registration Statement complied in all material respects with the Rules and Regulations. As filed, the Time of Sale Information includes all information with respect to the Offered Notes and the offering thereof required by the Act and the Rules and Regulations with respect to a free writing prospectus and a preliminary prospectus and complies in all material respects with the Rules and Regulations. As filed, the Prospectus shall include all information with respect to the Offered Notes and the offering thereof required by the Act and the Rules and Regulations, shall comply in all material respects with the Rules and Regulations and, except to the extent that the Underwriters shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Underwriters prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Time of Sale Information) as the Registrant has advised the Underwriters, prior to the Execution Time, will be included or made therein.

For purposes of this Agreement, “Applicable Time” shall have the meaning referred to in Section 1(vii) hereof. “Effective Time” means, with respect to the Registration Statement, the date and time as of which the Registration Statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission, or, if later, the earlier of the date of filing of a prospectus required under Rule 424 deemed to be part of the Registration Statement or the date and time of the first sale of the Offered Notes and “Effective Date” means the date of the Effective Time. “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto. “Rule 405,” “Rule 415,” “Rule 424,” “Rule 430D,” “Rule 433” and “Regulation S-K” refer to such rules or regulations under the Act. Any reference herein to the Registration Statement, the Time of Sale Information or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 10 of Form SF-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the Effective Date of the Registration Statement or the date of first use of a Free Writing Prospectus, the Preliminary Prospectus or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the

Registration Statement, a Free Writing Prospectus, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement, or the issue date of such Free Writing Prospectus, the Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference or otherwise deemed by the Rules and Regulations to be a part thereof or included therein. For purposes of this Agreement, all references to the Registration Statement, a Free Writing Prospectus, the Preliminary Prospectus, the Prospectus, or any amendment or supplement to any of the foregoing shall be deemed to refer to the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

(iii) The Registrant meets the requirements for use of Form SF-3 under the Act. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(vii). At the time of filing the Original Registration Statement, at the earliest time thereafter that the Registrant or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Offered Notes and at the date hereof, the Registrant was not and is not an “ineligible issuer”, as defined in Rule 405 of the Rules and Regulations.

(iv) The Original Registration Statement became effective on February 2, 2024, and any post-effective amendment thereto also has become effective and is effective as of the date hereof. No stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of GMF or the Seller, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

(v) Prior to the issuance of the Notes, the Indenture will have been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

(vi) Except as otherwise permitted herein, neither GMF nor the Seller nor any of their respective affiliates has distributed or otherwise used or will distribute or otherwise use, or has or will authorize, approve or refer to, any “written communication,” including any other “free writing prospectus” (each as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of any offer to buy the Offered Notes; provided that GMF and its affiliates shall be permitted to issue press releases regarding the Offered Notes after the Applicable Time.

(vii) At the respective Effective Times, at each deemed effective date with respect to the Underwriters pursuant to Rule 430D(f)(2) and at the Closing Date, the Registration Statement complied and will comply in all material respects with the applicable requirements of the Act, the Exchange Act, the Trust Indenture Act and the respective rules and regulations of the Commission thereunder and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Time of Sale Information, as of the respective dates of the components thereof and the Applicable Time, did not, and at the Closing Date, will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and none of the Prospectus or any amendment or supplement thereto, at the respective times that the Prospectus or any such amendment or supplement was issued and at the Closing Date, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Companies make no representations or warranties as to the information contained in or omitted from the Registration Statement, the Time of Sale Information or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriters’ Information furnished in writing to the Companies by the Representative specifically for use therein. As used herein, the term “Underwriters’ Information” means with respect to each of the Preliminary Prospectus and the Prospectus, (i) the first sentence of the fifth paragraph under the heading “Underwriting” (solely to the extent such statement relates to the Underwriters) and (ii) the second sentence of the eleventh paragraph appearing under the heading “Underwriting”.

To the extent that the Underwriters have provided to the Seller any Other Offering Document (as defined herein), the Seller has filed such Other Offering Document as required by, and within the time frames prescribed by, the Rules and Regulations; provided, that the Seller shall not be required to have filed any Other Offering Document that consists solely of information (a) contemplated by Rule 134 of the Rules and Regulations and included or to be included in the Preliminary Prospectus or the Prospectus, (b) contemplated by Rule 172(a) of the Rules and Regulations or (c) that is not otherwise required to be filed pursuant to the Rules and Regulations.

The Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Offered Notes will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

As used in this Agreement, “Applicable Time” means 11:48 a.m., New York City time, on April 4, 2024.

(viii) The documents incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the Rules and Regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Registration Statement, the Time of Sale Information or the Prospectus, when such documents are filed with the Commission will conform in all material respects to the requirements of the Exchange Act and the Rules and Regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(ix) Since the respective dates as of which information is given in the Registration Statement, the Preliminary Prospectus, each Free Writing Prospectus and the Prospectus, or the Registration Statement, the Preliminary Prospectus, each Free Writing Prospectus or the Prospectus as amended or supplemented, (x) there has not been any material adverse change, or any developments involving a prospective material adverse change, in or affecting the general affairs, business, management, financial condition, stockholders’ equity, results of operations, regulatory situation or business prospects of the Companies and (y) neither Company has entered into any transaction or agreement (whether or not in the ordinary course of business) material to such Company that, in either case, would reasonably be expected to materially adversely affect the interests of the holders of the Offered Notes, other than as set forth or contemplated in the Registration Statement, the Preliminary Prospectus, each Free Writing Prospectus or the Prospectus, as so amended or supplemented.

(x) Neither GMF nor the Seller is aware of (x) any request by the Commission for any further amendment of the Registration Statement, the Preliminary Prospectus, any Free Writing Prospectus or the Prospectus or for any additional information, (y) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose or (z) any notification with respect to the suspension of the qualification of the Notes for the sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(xi) As of its date and at the Applicable Time, the Road Show Information did not, and as of the Closing Date will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(xii) Each of the Companies has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own its properties and conduct its business as described in the Preliminary Prospectus and the Prospectus and to enter into and perform its obligations under the applicable Transaction Documents, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the general affairs, business, management, financial condition, stockholders’ equity, results of operations, regulatory situation or business prospects of such Company, and has all power and authority necessary to own or hold its properties, to conduct the business in which it is engaged and to enter into and perform its obligations under each Transaction Document to which it is a party and, in the case of the Companies, to cause the Notes to be issued.

(xiii) Other than as described in the Preliminary Prospectus and in the Prospectus, there are no actions, proceedings or investigations pending before or threatened by any court, administrative agency or other tribunal to which any of the Companies is a party or of which any of its properties is the subject (i) which if determined adversely to it is likely to have a material adverse effect individually, or in the aggregate, on the general affairs, business, management, financial condition, stockholders’ equity, results of operations, regulatory situation or business prospects of such Company, (ii) asserting the invalidity of any Transaction Document, to which it is a party, in whole or in part, or the Notes, (iii) seeking to prevent the issuance of the Notes or the consummation by the Companies of any of the transactions contemplated by any Transaction Document, in whole or in part or (iv) which if determined adversely to it is likely to materially and adversely affect the performance by any of the Companies of their respective obligations under, or the validity or enforceability of, any Transaction Document to which it is a party, in whole or in part, or the Notes.

(xiv) This Agreement has been duly authorized, validly executed and delivered by the Companies. At or prior to the Closing Date, each of the Transaction Documents to which a Company is a party will have been duly authorized, validly executed and delivered by such Company, and will constitute a legal, valid and binding agreement of such Company, enforceable against such Company in accordance with its respective terms, except to the extent that the enforceability hereof and thereof may be subject (x) to insolvency, reorganization, moratorium, receivership, conservatorship, or other similar laws, regulations or procedures of general applicability now or hereafter in effect relating to or affecting creditors’ rights generally, (y) to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (z) with respect to rights of indemnity under this Agreement, to limitations of public policy under applicable securities laws.

(xv) The issuance of the Notes and the delivery of the Offered Notes, and the execution, delivery and performance of each Transaction Document by each of the Companies party hereto or thereto, and the consummation of the transactions contemplated hereby and thereby by each of the Companies party hereto and thereto, do not and will not conflict with or result in a breach of or violate any term or provision of or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument to which any of the Companies is a party, by which the Companies may be bound or to which any of the property or assets of the Companies or any of their subsidiaries may be subject, nor will such actions result in any violation of the provisions of the articles of incorporation, by-laws or other organizational documents of the Companies or any law, statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over any of the Companies or any of their respective properties or assets.

(xvi) The third party nationally recognized accounting firm referenced in Section 6.P is independent from the Companies.

(xvii) No consent, approval, authorization, order, registration or qualification of or with any federal or state court or governmental agency or body of the United States is required for the issuance of the Notes and the sale of the Offered Notes or the consummation by the Companies of the other transactions contemplated by, or the performance of the Companies of their respective obligations under, the Transaction Documents, except for the registration under the Act of the Offered Notes and such consents, approvals, authorizations, orders, registrations or qualifications as may have been obtained or effected or as may be required under securities or “blue sky” laws in connection with the purchase and distribution of the Offered Notes by the Underwriters.

(xviii) Each of the Companies possesses (and have caused the Trust to possess) all material licenses, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now conducted by it and as described in the Registration Statement, the Preliminary Prospectus, each Free Writing Prospectus and the Prospectus (or is exempt therefrom) and neither Company has received notice of any proceedings relating to the revocation or modification of such license, certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, is likely to materially and adversely affect the conduct of their respective business, operations, financial condition or income.

(xix) None of the Companies or the Trust will conduct its operations while any of the Securities are outstanding in a manner that would require GMF, the Seller or the Trust to be registered as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”). It is not necessary to register the Seller or the Trust under the 1940 Act. The Trust relies on an exclusion or exemption from the definition of “investment company” under the 1940 Act contained in Section 3(c)(5) under the 1940 Act, although there may be additional exemptions or exclusions available to the Trust; and none of GMF, the Seller or anyone acting on their behalf (other than the Underwriters, as to whom GMF and the Seller make no representation) has taken any action that would require registration of the Seller or the Trust under the 1940 Act, nor will GMF or the Seller act, nor has either of them authorized nor will either of them authorize any person to act, in such manner. The Trust is structured so as not to constitute a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”).

(xx) Any taxes, fees and other governmental charges in connection with the execution and delivery of the Transaction Documents, and the execution, delivery and issuance of the Notes, that are required to be paid by the Companies at or prior to the Closing Date, have been paid or will be paid at or prior to the Closing Date by the Companies.

(xxi) Each of the Seller’s and GMF’s representations and warranties in the Transaction Documents are true and correct as of the date they are given therein and will be true and correct on the Closing Date.

(xxii) GMF has executed and delivered a written representation (the “17g-5 Representation”) to each of the nationally recognized statistical rating organizations hired by GMF (the “Engaged NRSROs”), which satisfies the requirements of paragraph (a)(3)(iii) of Rule 17g-5 (“Rule 17g-5”) of the Exchange Act and a copy of which has been delivered to the Representative. GMF has complied, and has caused the Seller to comply, with the 17g-5 Representation.

(xxiii) Any certificate signed by an officer of any of the Companies and delivered to the Representative or the Representative’s counsel in connection with an offering of the Offered Notes shall be deemed, and shall state that it is, a representation and warranty as to the matters covered thereby to each person to whom the representations and warranties in this Section 1 are made.

(xxiv) Since the respective dates as of which information is given in the Preliminary Prospectus and the Prospectus, (x) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, management, financial condition, stockholders’ equity, results of operations, regulatory situation or business prospects of any of the Companies and (y) neither Company has entered into any transaction or agreement (whether or not in the ordinary course of business) material to any of the Companies, that, in either case, would reasonably be expected to materially adversely affect the interests of the holders of the Notes, other than as set forth or contemplated in the Preliminary Prospectus and the Prospectus.

(xxv) None of the Seller, GMF or any of their Affiliates (as defined in Rule 405 of the Act) has entered into, nor will any such person enter into, any contractual arrangement with respect to the distribution of the Offered Notes except for this Agreement.

(xxvi) Upon delivery of the Offered Notes to the Underwriters against payment by the Underwriters therefor, the Underwriters will acquire ownership of the Offered Notes, free of any Liens other than Liens created or granted by the Underwriters.

(xxvii) Prior to the date hereof, none of GMF, the Seller or any of their Affiliates (including, without limitation, all officers and directors thereof) has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security in connection with the offering of the Offered Notes.

(xxviii) The Trust Agreement will not be required to be qualified under the Trust Indenture Act.

(xxix) The Offered Notes and the Transaction Documents conform in all material respects to the descriptions thereof contained in the Preliminary Prospectus and the Prospectus.

(xxx) At or prior to the Closing Date, the direction by the Seller to the Trustee to execute, authenticate and deliver the Offered Notes will have been duly authorized by the Seller, and the Offered Notes, when executed and authenticated in accordance with the Indenture, and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be duly and validly issued and outstanding and entitled to the benefits of the Indenture.

(xxxi) At the Closing Date, no Event of Default or Servicer Termination Event has occurred or will be continuing.

(xxxii) To the best of GMF’s knowledge, the Asset Representations Reviewer satisfies the requirements in the definition of “asset representations reviewer” set forth in Item 1101(m) of Regulation AB under the Act.

(xxxiii) [Reserved].

(xxxiv) [Reserved].

(xxxv) Neither GMF nor the Seller has engaged any person to provide third-party “due diligence services” (as defined in Rule 17g-10 under the Exchange Act) relating to the Offered Notes, other than Ernst & Young LLP, who performed certain agreed upon procedures in respect of the Receivables, and delivered to GMF and the Underwriters a signed report entitled “Report of Independent Accountants on Applying Agreed-Upon Procedures”, dated March 22, 2024 (the “Third-Party Diligence Report”). GMF or the Seller has complied with Rule 15Ga-2 of the Exchange Act with respect to the Third-Party Diligence Report, and GMF or the Seller has furnished to the Commission pursuant to EDGAR the related Form ABS-15G (together with any revision or amendment thereof or any supplement thereto, the “Form ABS-15G”).

(xxxvi) GMF has complied, and is the appropriate entity to comply, with all requirements imposed on the “sponsor of a securitization transaction” in accordance with the final rules contained in Regulation RR, 17 C.F.R. §246.1, et seq. (the “Credit Risk Retention Rules”), in each case directly or (to the extent permitted by the Credit Risk Retention Rules) through a “majority-owned affiliate” (as defined in the Credit Risk Retention Rules, a “Majority-Owned Affiliate”),

and will determine the fair value of the “eligible horizontal residual interest” (as defined in the Credit Risk Retention Rules, the “Residual Interest”) on the Closing Date as required by Rule 4(c)(1)(ii) of the Credit Risk Retention Rules, based on its own valuation methodology, inputs and assumptions and is solely responsible therefor. The Preliminary Prospectus contains all of the required disclosures under Rule 4(c)(1)(i) and Rule 4(c)(2)(i) of the Credit Risk Retention Rules.

Section 2. Purchase and Sale. The Underwriters’ commitment to purchase the Offered Notes pursuant to this Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Companies herein contained and shall be subject to the terms and conditions herein set forth. GMF agrees to instruct the Trust to issue the Offered Notes to the Seller and the Underwriters agree, severally and not jointly, to purchase from the Seller, on the Closing Date, only the Offered Notes set forth opposite their names in Schedule 1 hereto, except that the amounts purchased by the Underwriters may change in accordance with Section 9 of this Agreement. The purchase prices for the Offered Notes shall be as set forth on Schedule 1 hereto.

Section 3. Delivery and Payment. Payment of the purchase price for, and delivery of, any Offered Notes to be purchased by the Underwriters shall be made at the office of Katten Muchin Rosenman LLP, 50 Rockefeller Plaza, New York, New York, or at such other place as shall be agreed upon by the Representative and the Companies, at 10:00 a.m. New York City time on the Closing Date. Payment shall be made by wire transfer of same day funds payable to the account designated by GMF. Each of the Offered Notes so to be delivered shall be represented by one or more global certificates registered in the name of Cede & Co., as nominee for The Depository Trust Company.

The Companies agree to have authentic copies of the Offered Notes available for inspection and checking by the Representative in New York, New York, not later than 12:00 p.m. New York City time on the Business Day prior to the Closing Date. The original global certificated Offered Notes will be held by the Trustee in Pittsburgh, Pennsylvania.

Section 4. Offering of the Offered Notes. It is understood that the Underwriters propose to offer the Offered Notes for sale to the public as set forth in the Prospectus.

If the Seller, GMF or an Underwriter determines or becomes aware that any “written communication” (as defined in Rule 405 under the Act) (including without limitation the Preliminary Prospectus) or oral statement (when considered in conjunction with all information conveyed at the time of the “contract of sale” within the meaning of Rule 159 under the Act and all Commission guidance relating to such rule (the “Contract of Sale”)) made or prepared by the Seller or such Underwriter contains an untrue statement of material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading at the time that a Contract of Sale was entered into, either the Seller or such Underwriter may prepare corrective information, with notice to the other parties, and such Underwriter shall deliver such information in a manner reasonably acceptable to both parties, to any person with whom a Contract of Sale was entered into based on such written communication or oral statement, and such information shall provide any such person with the following:

(i) adequate disclosure of the contractual arrangement;

(ii) adequate disclosure of the person’s rights under the existing Contract of Sale at the time termination is sought;

(iii) adequate disclosure of the new information that is necessary to correct the misstatements or omissions in the information given at the time of the original Contract of Sale; and

(iv) a meaningful ability to elect to terminate or not terminate the prior Contract of Sale and to elect to enter into or not enter into a new Contract of Sale.

Any costs or losses incurred in connection with any such termination or reformation shall be subject to Section 7 hereof.

None of GMF, the Seller or any Underwriter shall disseminate or file with the Commission any information relating to the Notes in reliance on Rule 167 or Rule 426 under the Act, nor shall the Seller or any Underwriter disseminate any Free Writing Prospectus “in a manner reasonably designed to lead to its broad unrestricted dissemination” within the meaning of Rule 433(d) under the Act.

Each Free Writing Prospectus shall bear the following legend, or a substantially similar legend that complies with Rule 433 under the Act:

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity, and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-854-5674.

Section 5. Covenants of the Companies. Each of the Companies covenants with the Underwriters as follows:

A. Subject to Section 5.B, it will comply with the requirements of Rules 424(b) and 430D and will notify the Representative immediately, and confirm the notice in writing, of (i) the effectiveness of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Prospectus, (ii) the receipt of any comments from the Commission relating to the Registration Statement, any Free Writing Prospectus, the Preliminary Prospectus or the Prospectus, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information, (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Free Writing Prospectus or the Preliminary Prospectus, or of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, and (v) the happening of any event at any time when a Preliminary Prospectus or Prospectus relating to the Notes is required to be delivered under the Act, which, in the judgment of GMF, makes the Registration Statement or the Prospectus contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Companies will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain as soon as possible the lifting thereof.

B. Prior to the termination of the offering of the Offered Notes, neither GMF nor the Seller will file any amendment to the Registration Statement or any amendment, supplement or revision to the Preliminary Prospectus, any Free Writing Prospectus or to the Prospectus, unless GMF has furnished the Underwriters with a copy for their review prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriters shall reasonably object.

C. It has furnished or will deliver to the Underwriters and counsel for the Underwriters, without charge, a signed copy of the Original Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) and a signed copy of all consents and certificates of experts, and will also deliver to the Underwriters, without charge, a conformed copy of the Original Registration Statement and of each amendment thereto (without exhibits) for the Underwriters. The copies of the Original Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

D. GMF will deliver to the Underwriters, without charge, electronic copies of the Preliminary Prospectus, each Free Writing Prospectus and the Prospectus, and hereby consents to the use of such electronic copies for purposes permitted by the Act. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

E. It will comply with the Act and the Rules and Regulations, the Exchange Act and the rules and regulations thereunder and the Trust Indenture Act and the rules and regulations thereunder so as to permit the completion of the distribution of the Offered Notes as contemplated in this Agreement, the Transaction Documents, the Registration Statement, any Free Writing Prospectus and the Prospectus. If at any time when a prospectus is required by the Act to be delivered in connection with sales of the Offered Notes, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel to the Companies, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Act or the Rules and Regulations, GMF will promptly prepare and file with the Commission, subject to the review and approval provisions afforded to the Underwriters described in Section 5.B, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Preliminary

Prospectus or the Prospectus comply with such requirements, GMF will use its best efforts to have such amendment or new registration statement declared effective as soon as practicable and the Seller will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request. Any such filing shall not operate as a waiver or limitation of any right of the Underwriters hereunder.

F. The Seller will use its best efforts, in cooperating with GMF and the Underwriters, to qualify the Offered Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriters may designate, and maintain or cause to be maintained such qualifications in effect for as long as may be required for the distribution of the Offered Notes. The Seller will cause the filing of such statements and reports as may be required by the laws of each jurisdiction in which the Offered Notes have been so qualified.

G. [Reserved].

H. [Reserved].

I. The Seller, as registrant, shall file with the Commission a certification executed by the chief executive officer of the Seller in accordance with Item 601(b)(36) of Regulation S-K (the “CEO Certification”).

J. So long as the Offered Notes remain outstanding, the Companies will, upon the request of any Underwriter, deliver to such Underwriter as soon as such statements are furnished to the Trustee: (i) any annual statements as to compliance of the Servicer (and any subservicer), any annual assessments of compliance and any annual accountants attestations, each as delivered to the Trustee pursuant to the Sale and Servicing Agreement and (ii) the monthly reports furnished to the Noteholders pursuant to the Sale and Servicing Agreement.

K. So long as any of the Offered Notes are outstanding, the Companies, upon the request of any Underwriter, will furnish to such Underwriter (i) as soon as practicable after the end of the fiscal year of the Trust, all documents required to be distributed to Noteholders and other filings with the Commission pursuant to the Exchange Act, or any order of the Commission thereunder with respect to the Notes and (ii) from time to time, any other information concerning the Companies filed with any government or regulatory authority which is otherwise publicly available, as such Underwriter may reasonably request in writing.

L. It will apply the net proceeds from the sale of the Offered Notes in the manner set forth in the Preliminary Prospectus and the Prospectus.

M. If, between the date hereof or, if earlier, the dates as of which information is given in the Preliminary Prospectus, and the Closing Date, to the knowledge of the Seller or GMF, there has been any material change, or any development involving a prospective material change in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of GMF or the Seller, GMF will give prompt written notice thereof to the Underwriters.

N. To the extent, if any, that the ratings provided with respect to the Offered Notes by the rating agency or agencies that initially rate the Offered Notes are conditional upon the furnishing of documents or the taking of any other actions by the Companies, the Companies will use their best efforts to furnish or cause to be furnished such documents and take any such other actions.

O. From the date hereof until the Closing Date, none of the Seller, GMF or any of their respective Affiliates will, without the prior written consent of the Representative, directly or indirectly, offer, sell or contract to sell or announce the offering of, in a public or private transaction which utilizes an offering document similar to the Prospectus, any other securities collateralized by retail automobile loan contracts of similar aggregate credit quality as the Receivables.

P. None of GMF, the Seller, or any Affiliate thereof, or any person acting on its or any of their behalf (other than the Underwriters or their respective Affiliates (as defined under Rule 405 of the Act)) has entered into or will enter into any contractual arrangement with respect to the distribution of the Offered Notes except for this Agreement.

Q. The Seller will cooperate with the Representative and use its best efforts to permit the Offered Notes to be eligible for clearance and settlement through DTC.

R. Each of the Companies will comply with the 17g-5 Representations made by GMF to the Engaged NRSROs with respect to the Offered Notes. The Companies and the Trust will timely comply with all requirements of Rules 15Ga-2 and 17g-10 under the Exchange Act to the satisfaction of the Representative.

S. GMF will comply, and will cause each of its affiliates, including any Majority-Owned Affiliate, to comply, with all applicable requirements under the Credit Risk Retention Rules imposed on the “sponsor of a securitization transaction” for so long as those requirements are applicable, including retaining the Residual Interest and any required amount of the Notes in an amount not less than required by the Credit Risk Retention Rules and for the period of time required by the Credit Risk Retention Rules, without any impermissible hedging, transfer or financing of the Residual Interest or any such Notes. GMF is and will be solely responsible for compliance with the disclosure requirements of the Credit Risk Retention Rules, including the contents of all such disclosures and ensuring that any required post-closing disclosures are timely provided to investors by an appropriate method that does not require any involvement of the Underwriters.

Section 6. Conditions of the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Offered Notes pursuant to this Agreement are subject to (i) the accuracy on and as of the Closing Date of the representations and warranties on the part of the Companies herein contained, (ii) the accuracy of the statements of officers of the Companies made pursuant hereto, (iii) the performance by the Companies of all of their respective obligations hereunder, and the performance by the Companies of all of their respective obligations under the Transaction Documents and (iv) the following conditions as of the Closing Date:

A. The Representative shall have received the Transaction Documents and the Notes in form and substance satisfactory to the Representative and duly executed by the signatories required pursuant to the respective terms thereof.

B. The Representative shall have received from in-house counsel for the Companies, a favorable opinion, dated the Closing Date, addressed to the Underwriters, and satisfactory in form and substance to the Representative and counsel for the Representative.

C. The Representative shall have received from Katten Muchin Rosenman LLP, special counsel to the Seller, GMF and the Trust, an opinion or opinions, subject to customary qualifications, assumptions, limitations and exceptions, dated the Closing Date, addressed to the Underwriters, and in form and substance satisfactory to the Representative and counsel for the Representative, with respect to certain corporate matters, perfection matters, matters related to the creation of a security interest, securities law matters, 1940 Act matters, tax matters, enforceability matters, and certain information contained in the Preliminary Prospectus and the Prospectus.

D. The Representative shall have received an opinion or opinions of Katten Muchin Rosenman LLP, special counsel to the Seller and GMF, addressed to the Underwriters and dated the Closing Date, in form and substance satisfactory to the Representative and counsel for the Representative, with respect to certain true sale and nonconsolidation matters.

E. The Representative shall have received from Katten Muchin Rosenman LLP, counsel for the Companies, a negative assurance letter with respect to the Time of Sale Information and the Prospectus, dated the Closing Date, addressed to the Underwriters, and satisfactory in form and substance to the Representative and counsel for the Representative.

F. The Representative shall have received from Dentons US LLP, counsel for the Trustee, a favorable opinion or opinions, dated the Closing Date, addressed to the Underwriters, and satisfactory in form and substance to the Representative and counsel for the Representative.

G. The Representative shall have received from Richards, Layton & Finger, P.A., counsel for the Owner Trustee, a favorable opinion or opinions, dated the Closing Date, addressed to the Underwriters, and satisfactory in form and substance to the Representative and counsel for the Representative.

H. The Representative shall have received from Richards, Layton & Finger, P.A., special Delaware counsel to the Trust and the applicable Companies, a favorable opinion or opinions, dated the Closing Date, addressed to the Underwriters, and satisfactory in form and substance to the Representative and counsel for the Representative.

I. The Representative shall have received from Sidley Austin LLP, counsel to the Underwriters, a negative assurance letter with respect to the Time of Sale Information and the Prospectus, dated the Closing Date, addressed to the Underwriters, and satisfactory in form and substance to the Representative and counsel for the Representative.

J. Each of the Companies shall have delivered to the Representative a certificate, dated the Closing Date, of an authorized officer of such Company, to the effect that the signer of such certificate has carefully examined each Transaction Document, the Preliminary Prospectus and the Prospectus and that: (i) the representations and warranties of such Company in each Transaction Document to which it is a party are true and correct in all material respects at and as of the Closing Date with the same effect as if made on the Closing Date, (ii) such Company has complied in all material respects with all the agreements and satisfied in all material respects all the conditions on its part to be performed or satisfied at or prior to the Closing Date, (iii) there has been no material adverse change in the general affairs, business, management, financial condition, stockholders’ equity, results of operations, regulatory situation or business prospects of such Company, whether or not arising from transactions in the ordinary course of business, except as set forth or contemplated in the Preliminary Prospectus and the Prospectus, (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or, to such officer’s knowledge, are threatened and (v) nothing has come to such officer’s attention that would lead such officer to believe that the Time of Sale Information, the Road Show Information or the Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each of the Companies shall deliver a secretary’s certificate to which is attached a true and correct copy of its certificate of incorporation, by-laws or other organizational documents, which are in full force and effect on the date of such certificate and a certified true copy of the resolutions of its Board of Directors with respect to the transactions contemplated in this Agreement.

K. The Trustee shall have furnished to the Representative a certificate of the Trustee, dated the Closing Date, signed by one or more duly authorized officers of the Trustee, as to the due authorization, execution and delivery of the Transaction Documents to which it is a party and the acceptance by the Trustee of the trust created by such Transaction Documents and the due authentication and delivery of the Notes by the Trustee thereunder and such other matters as the Representative shall reasonably request.

L. The Owner Trustee shall have furnished to the Representative a certificate of the Owner Trustee, dated the Closing Date, signed by one or more duly authorized officers of the Owner Trustee, as to the due authorization, execution and delivery of the Transaction Documents to which it is a party and the acceptance by the Owner Trustee of the trust created by such Transaction Documents and the due execution and delivery of the Notes by the Owner Trustee thereunder and such other matters as the Representative shall reasonably request.

M. The Representative shall have received from in-house counsel to the Asset Representations Reviewer, a favorable opinion, dated the Closing Date, addressed to the Underwriters, and satisfactory in form and substance to the Representative and counsel for the Representative.

N. On the Closing Date, the Offered Notes shall have received at least the ratings indicated in the Ratings FWP from the Engaged NRSROs.

O. All proceedings in connection with the transactions contemplated by this Agreement, and all documents incident thereto and hereto, shall be reasonably satisfactory in form and substance to the Representative and counsel for the Representative, and the Representative and counsel for the Underwriters shall have received such other information, opinions, certificates and documents as they may reasonably request in writing.

P. On the Closing Date, the Representative shall have received from a third party that is a nationally recognized accounting firm reasonably satisfactory to the Underwriters letters in the form heretofore agreed to regarding the Preliminary Prospectus and the Prospectus, each dated as of the review date, the date of the Preliminary Prospectus or the Prospectus, as applicable.

Q. All representations and warranties made by or on behalf of the Companies in the Transaction Documents to which each of the Companies is a party are true and correct as of the Closing Date.

R. If not previously provided in a calendar year with respect to such state, the Underwriters shall have received from local counsel, in each state where there is a concentration of 10% or more of the Receivables, an opinion dated as of the Closing Date (or as of any other date as specified by the rating agencies to maintain the required ratings on the Notes) as to the perfection of security interests in automobiles in such state.

S. The Preliminary Prospectus, a Form ABS-EE containing initial asset-level data with respect to the Receivables, each Free Writing Prospectus, the Prospectus and any amendments and supplements thereto, and the CEO Certification shall have been filed (if required) with the Commission in accordance with the rules and regulations under the Act and this Agreement, and prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be contemplated by the Commission or by any authority administering any state securities or “blue sky” law, and any requests for additional information (to be included in the Prospectus or the Registration Statement or otherwise) shall have been complied with to the satisfaction of the Underwriters.

If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, (i) this Agreement may be terminated by the Representative by notice to both of the Companies at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 7 and (ii) the provisions of Section 7, the indemnity set forth in Section 8, the contribution provisions set forth in Section 8 and the provisions of Sections 12 through 18 shall remain in effect.

Section 7. Payment of Expenses. The Companies agree to pay all expenses incident to the performance of their respective obligations under this Agreement, including without limitation, (i) expenses incident to the filing of the Registration Statement and all amendments thereto, (ii) expenses incident to the duplication and delivery to the Underwriters, in such quantities as the Underwriters may reasonably request, of copies of the Transaction Documents, (iii) expenses incident to the preparation, issuance and delivery of the Notes, (iv) the fees and disbursements of Katten Muchin Rosenman LLP, counsel to the Companies, (v) the fees and disbursements of the third party referenced in Section 6.P above, (vi) expenses incident to the qualification of the Offered Notes under securities and “blue sky” laws and the determination of the eligibility of the Offered Notes for investment in accordance with the provisions hereof, including filing fees and the fees and disbursements of Sidley Austin LLP, counsel to the Underwriters, in connection therewith and in connection with the preparation of any “blue sky” survey, (vii) expenses incident to the printing and delivery to the Underwriters in such quantities as the Underwriters may reasonably request, of copies of the Registration Statement and the Prospectus and all amendments and supplements thereto, and of any “blue sky” survey, (viii) the fees charged by each Engaged NRSRO for rating the Notes, (ix) the fees and expenses of the

Trustee and its counsel, (x) the fees and expenses of the Owner Trustee and its counsel, (xi) the fees and expenses of the Asset Representations Reviewer and its counsel and (xii) the costs and expenses (including any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any Contracts of Sale of the Offered Notes made by the Underwriters as set forth in Section 4 hereof or as a result of a breach of any of the representations and warranties of the Companies contained in Sections 1(iv), 1(vi), 1(vii), 1(xxiv) and 1(xxix).

If this Agreement is terminated by the Representative in accordance with the provisions of Section 6, the Companies shall reimburse the Underwriters for all reasonable out-of-pocket expenses, including the reasonable fees and disbursements of Sidley Austin LLP, counsel to the Underwriters. Except as described in the immediately preceding sentence, the Underwriters agree to pay the reasonable fees and disbursements of Sidley Austin LLP incident to the performance of the Underwriters’ obligations under this Agreement.

Section 8. Indemnification and Contribution.

A. Each of the Companies agrees to severally and jointly indemnify and hold harmless each Underwriter, its directors, officers, employees, agents and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages or liabilities, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Offered Notes), to which such Underwriter, director, officer, employee, agent or any such controlling person may become subject, under the Act or the Exchange Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Rule 430D Information), the Preliminary Prospectus, each Free Writing Prospectus (other than any Derived Information included therein), any issuer free writing prospectus, the Prospectus, the related Intex CDI file (other than any Derived Information included therein) or any amendment, exhibit or supplement thereto (in each case, other than in the Underwriters’ Information) or the Form ABS-15G, (ii) the omission or alleged omission to state in the Registration Statement (including the Rule 430D Information) (other than in the Underwriters’ Information) a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) the omission or alleged omission to state in the Preliminary Prospectus, each Free Writing Prospectus, the related Intex CDI file (other than any Derived Information included therein), any issuer free writing prospectus, the Prospectus or any amendment, exhibit or supplement thereto (in each case, other than in the Underwriters’ Information) or the Form ABS-15G a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse each Underwriter and any such director, officer, employee, agent and each such controlling person promptly upon demand for any documented legal or documented other expenses reasonably incurred by such Underwriter or any such director, officer, employee, agent or such controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. For the avoidance of doubt, the Road Show Information (other than any Derived Information included therein) shall constitute an “issuer free writing prospectus”.

The foregoing indemnity agreement is in addition to any liability which the Companies may otherwise have to the Underwriters or any director, officer, employee, agent or controlling person of any of the Underwriters.

B. Each of the Underwriters agrees to severally and not jointly indemnify and hold harmless the Companies, their directors, officers, employees, agents and each person, if any, who controls GMF or the Seller within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages or liabilities, or any action in respect thereof, to which GMF, the Seller or any such director, officer or controlling person may become subject, under the Act or the Exchange Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact relating to such Underwriter contained in the Underwriters’ Information or (ii) the omission or alleged omission to state in the Underwriters’ Information a material fact relating to such Underwriter required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and shall reimburse GMF or the Seller, as applicable, promptly on demand, and any such director, officer, employee, agent or controlling person for any documented legal or other documented expenses reasonably incurred by GMF, the Seller or any director, officer, employee, agent or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred, except as expressly limited herein.

Except as otherwise expressly provided, the foregoing indemnity agreement is in addition to any liability which the Underwriters may otherwise have to GMF, the Seller or any such director, officer or controlling person.

C. Promptly after receipt by any indemnified party under this Section 8 of notice of any claim or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 8, promptly notify the indemnifying party in writing of the claim or the commencement of that action; provided however, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure; and provided, further, that the failure to notify any indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8.

If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party, unless such indemnified party reasonably objects to such assumption on the ground that there may be legal defenses available to it which are different from or in addition to those available to such indemnifying party. Notwithstanding the foregoing, the indemnifying party shall not be entitled to participate in, or assume the defense of, any such claim or action against an indemnified party brought by a governmental agency, regulatory authority or self-regulatory authority having or claiming to have jurisdiction over the business or financial affairs of such indemnified party or any of its affiliates, unless such indemnified party consents to such participation or assumption. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, except to the extent provided in the next following paragraph, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any fees and expenses of counsel subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation.

Any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the employment thereof has been specifically authorized by the indemnifying party in writing; (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel; or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to local counsel) at any time for all such indemnified parties, which firm shall be designated in writing by the Representative, if the indemnified parties under this Section 8 consist of the Underwriters or any of their directors, officers, employees, agents or controlling persons, or by the Companies, if the indemnified parties under this Section 8 consist of either of the Companies or any of the Companies’ directors, officers, employees, agents or controlling persons, but in either case reasonably satisfactory to the indemnified party.

Each indemnified party, as a condition of the indemnity agreements contained in Sections 8.A, 8.B and 8.E, shall use its reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which such indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

D. Each Underwriter severally and not jointly covenants and agrees that it has not and will not distribute any Other Offering Document unless (i) it has notified the Companies of its intention to distribute such Other Offering Document prior to its distribution thereof and (ii) it provides the Companies with a copy of such Other Offering Document in an electronic format prior to or simultaneously with its initial distribution of such Other Offering Document. “Other

Offering Document” means any “written communication” (as defined in Rule 405 of the Rules and Regulations) relating to the offer and sale of the Offered Notes (other than the Preliminary Prospectus, the Prospectus, the Road Show Information and the related Intex CDI file), that would constitute a “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations), including but not limited to any “ABS information and computational materials” (as defined in Item 1101(a) of Regulation AB under the Act). For the avoidance of doubt, the notice and delivery requirements set forth in subclauses (i) and (ii) of the first sentence of this Section 8.D (x) shall apply to an Other Offering Document that is an Intex CDI file that contains any Issuer Information not included in the Preliminary Prospectus and (y) shall not apply to an Other Offering Document that is a written communication that consists solely of postings that are initially made by any Underwriter on the Bloomberg system, or otherwise via e-mail and that contain only identifying information regarding the Trust and the Offered Notes; the expected closing date and first payment date for the Offered Notes; the CUSIP numbers, expected principal amount, expected weighted average life, expected ratings, expected periods for payments of principal, expected final payment date, expected legal final payment date and expected interest rate index for each class of Offered Notes; preliminary guidance as to the interest rate and/or yield for each class of Offered Notes (but not final interest rate or yield information); information regarding the classes and principal amount of the Offered Notes being offered by each Underwriter; other similar or related information such as expected pricing parameters, status of subscriptions and Underwriter’s retentions and ERISA eligibility; and/or any legends regarding the contents of such written communication.

E. (i) Each Underwriter agrees, assuming all Issuer Information (defined below) is accurate and complete in all material respects, to severally and not jointly indemnify and hold harmless GMF, each of GMF’s officers, directors, employees, agents and each person who controls GMF within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in the Derived Information (as defined below) provided by such Underwriter, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by such party in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that in no case shall any Underwriter be responsible for any amount in excess of the underwriting discount applicable to the Offered Notes purchased by such Underwriter; provided, further, that no Underwriter shall be liable to the extent that any such loss, claim, damage or liability arises out of or is based upon any statement in or omission from any Derived Information in reliance upon and in conformity with (A) any written information furnished to the related Underwriter by the Companies expressly for use therein, which information was not corrected by information subsequently provided by the Companies to the related Underwriter prior to the time of use of such Derived Information, (B) information accurately extracted from the Preliminary Prospectus or the Prospectus, which information was not corrected by information subsequently provided by the Companies to the related Underwriter prior to the time of use of such Derived Information or (C) Issuer Information (as defined in Section 8.F). The obligations of each of the Underwriters under this Section 8.E(i) shall be in addition to any liability which such Underwriter may otherwise have.

(ii) GMF agrees to indemnify and hold harmless each Underwriter, each of such Underwriter’s officers, directors, employees, agents and each person who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in the Issuer Information, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by such party in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action as such expenses are incurred. GMF’s obligation under this Section 8.E(ii) shall be in addition to any liability which it may otherwise have to the Underwriters.

The procedures set forth in Section 8.C shall be equally applicable to this Section 8.E.

F. For purposes of this Section 8, the term “Derived Information” means such information regarding the Offered Notes as is disseminated by any Underwriter to a potential investor, if any, contained in any Other Offering Document that:

(i)

is not contained in the Registration Statement, the Preliminary Prospectus or the Prospectus, taking into account information incorporated by reference into the Registration Statement, the Preliminary Prospectus or the Prospectus; and

(ii)	does not constitute Issuer Information.

“Issuer Information” means (i) any data furnished to the Underwriters by the Companies concerning the Receivables (including any such information intended for use or incorporation in any Other Offering Document), (ii) the information contained in the Registration Statement, the Preliminary Prospectus, the Prospectus and the Road Show Information (in each case, other than in respect of the Underwriters’ Information) and (iii) any other textual information furnished by the Companies to the Underwriters for inclusion in any Other Offering Document.

For the avoidance of doubt, “Derived Information” will include any information that would otherwise constitute Issuer Information but that was not accurately extracted or transcribed by any Underwriter for use or incorporation in any Other Offering Document.

G. If the indemnification provided for in this Section 8 shall for any reason be unavailable or insufficient to hold harmless an indemnified party under Sections 8.A, 8.B or 8.E in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute severally and not jointly to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by GMF and the Seller on the one hand and the Underwriters on the other from the offering of the Offered Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of GMF and the Seller on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations.

The relative benefits received by GMF and the Seller on the one hand and the Underwriters on the other in connection with the offering of the Offered Notes shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses other than underwriting discounts received by the Underwriters) received by the Companies and their affiliates bear to the underwriting discounts received by the Underwriters.

The relative fault of the Underwriters, GMF and the Seller shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by GMF, the Seller or by one of the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission and other equitable considerations.

GMF, the Seller and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8.G were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8.G shall be deemed to include, for purposes of this Section 8.G, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

Each director, officer, employee and agent of the Underwriters, and each person, if any, who controls an Underwriter within the meaning of the Act or the Exchange Act, shall have the same rights to contribution as each of the Underwriters. Each director, officer, employee and agent of GMF and the Seller, and each person, if any, who controls GMF or the Seller within the meaning of the Act or the Exchange Act, shall have the same rights to contribution as the Seller and GMF.

In no case shall any Underwriter be responsible for any amount in excess of the underwriting discount applicable to the Offered Notes purchased by such Underwriter hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

H. The Underwriters severally confirm that the Underwriters’ Information is correct in all material respects and constitutes the only information furnished in writing to the Companies by or on behalf of the Underwriters specifically for inclusion in the Preliminary Prospectus and the Prospectus.

Section 9. Default by One or More of the Underwriters. If one or more of the Underwriters participating in the offer and sale of the Offered Notes shall fail at the Closing Date to purchase the Offered Notes which it is obligated to purchase hereunder (the “Defaulted Securities”), then the non-defaulting Underwriters shall have the right, within 24 hours thereafter, to make arrangements to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth. If, however, the Underwriters have not completed such arrangements within such 24-hour period, then:

A. if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Offered Notes to be purchased pursuant to this Agreement, the non-defaulting Underwriters shall be obligated, pro rata in the proportion shown in the attached Schedule 1 as to each non-defaulting Underwriter (“Pro Rata”) (unless the non-defaulting Underwriters agree among themselves to a different allocation) to purchase the full amount thereof, or

B. if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of the Offered Notes to be purchased pursuant to this Agreement, (a) no non-defaulting Underwriters shall be required to purchase any Offered Notes which were to be purchased by the defaulting Underwriter, (b) the non-defaulting Underwriters may elect to purchase the remaining amount Pro Rata (unless the non-defaulting Underwriters agree among themselves to a different allocation) provided that if the non-defaulting Underwriters have not agreed to purchase the entire aggregate principal amount of the Offered Notes, then this Agreement shall terminate, without any liability on the part of the non-defaulting Underwriters.

No action taken pursuant to this Section 9 shall relieve the defaulting Underwriter from the liability with respect to any default of such Underwriter under this Agreement.

In the event of a default by any Underwriter as set forth in this Section 9, each of the Underwriters and the Seller shall have the right to postpone the Closing Date for a period not exceeding five (5) Business Days in order that any applicable changes in the Registration Statement, the Preliminary Prospectus, the Prospectus or in any other documents or arrangements may be effected.

Section 10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to GMF and the Seller prior to delivery of and payment for the Offered Notes if prior to such time (i) any change, or any development involving a prospective change, would have a material adverse effect on the general affairs, business, management, financial condition, stockholders’ equity, results of operations, regulatory situation or business prospects of the Companies which, in the reasonable judgment of the Representative, materially impairs the investment quality of the Offered Notes or makes it impractical or inadvisable to market the Offered Notes; (ii) any “nationally recognized statistical rating organization” (as defined under Section 15E of the Exchange Act) (a “NRSRO”) downgrades its rating of any outstanding asset-backed securities issued by any securitization trust established for the GMCAR platform; (iii) trading in securities generally on the New York Stock Exchange or the National Association of Securities Dealers National Market System shall have been suspended or limited, or minimum prices shall have been established on such exchange or market system; (iv) a banking moratorium shall have been declared by either federal or New York State authorities; (v) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis or change in the financial markets, the effect of which is a material adverse effect on the practicality or advisability of proceeding with the completion of the sale and payment for the Offered Notes; or (vi) any material disruption in securities settlement, payment or clearance services shall have occurred in the United States. Upon such notice being given, the parties to this Agreement shall (except for any liability arising before or in relation to such termination including, for the avoidance of doubt, the liability of GMF and the Seller under Section 8 hereof) be released and discharged from their respective obligations under this Agreement.

Section 11. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or contained in certificates of officers of the Companies submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or any officers, directors or controlling persons of any of the Underwriters, or by or on behalf of the Companies or any officers, directors or controlling persons of either of the Companies and shall survive delivery of any Offered Notes to the Underwriters.

Section 12. Absence of Fiduciary Relationship. GMF and the Seller acknowledge and agree that:

A. The Underwriters have been retained solely to act as Underwriters in connection with the sale of the Offered Notes and that no fiduciary, advisory or agency relationship between GMF and/or the Seller and the Underwriters has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriters have advised or are advising GMF, the Seller and/or any of their respective affiliates on other matters;

B. No Underwriter is advising GMF, the Seller or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. GMF and the Seller shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and no Underwriter shall have any responsibility or liability to GMF or the Seller with respect thereto. Any review by any Underwriter of GMF, the Seller, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of such Underwriter and shall not be on behalf of GMF or the Seller;

C. The price of the Offered Notes set forth in this Agreement was established by the Seller following discussions and arms-length negotiations with the Representative, and GMF and the Seller are capable of evaluating and understanding, and understand and accept, the terms, risks and conditions of the transactions contemplated by this Agreement;

D. GMF and the Seller have been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of GMF and/or the Seller and that the Underwriters have no obligation to disclose such interests and transactions to GMF and/or the Seller by virtue of any fiduciary, advisory or agency relationship; and

E. Each of GMF and the Seller waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to GMF or the Seller in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of GMF or the Seller, including stockholders, employees or creditors of GMF or the Seller.

Section 13. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication or electronic communication to:

The Representative:	BNP Paribas Securities Corp.
787 Seventh Avenue
New York, New York 10019
Attention: Richard Murphy

GMF:	AmeriCredit Financial Services, Inc.
d/b/a GM Financial
801 Cherry Street, Suite 3500
Fort Worth, Texas 76102
Attention: Chief Financial Officer
Fax: (817) 302-7915

The Seller:	AFS SenSub Corp.
c/o AmeriCredit Financial Services, Inc.
801 Cherry Street, Suite 3500
Fort Worth, Texas 76102
Attention: Chief Financial Officer
Fax: (817) 302-7915

Section 14. Parties. This Agreement shall inure to the benefit of and be binding upon the Representative and the Companies, and their respective successors or assigns. Nothing expressed or mentioned in this Agreement is intended nor shall it be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers, employees, agents and directors referred to in Section 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties and their respective successors and said controlling persons and officers, employees, agents and directors and their heirs and legal representatives (to the extent of their rights as specified herein) and except as provided above for the benefit of no other person, firm or corporation. No purchaser of Offered Notes from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

Section 15. GOVERNING LAW; VENUE. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIPS OF THE PARTIES AND/OR THE INTERPRETATIONS AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW). EACH OF THE PARTIES HERETO HEREBY AGREES TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION BASED ON FORUM

NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

Section 16. WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

Section 17. Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. The words “executed,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this transaction shall include, in addition to manually executed signature pages, images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, any electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

Section 18. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or affect the meaning or interpretation of, this Agreement.

Section 19. Underwriter Representations, Warranties and Covenants.

A. Each Underwriter, severally and not jointly, agrees that, without the prior consent of GMF, it will not provide to any NRSRO any information, written or oral, related to the Trust, the Notes, the Receivables, the transactions contemplated by this Agreement, or any other information that could be reasonably determined to be relevant to (x) determining an initial credit rating for the Offered Notes (as contemplated by Rule 17g-5(a)(3)(iii)(C)) or (y) undertaking credit rating surveillance for the Offered Notes (as contemplated by Rule 17g-5(a)(3)(iii)(D)); provided, however, that if an Underwriter receives any communication from a NRSRO with respect to the Offered Notes, such Underwriter is authorized to inform such NRSRO that it will respond to the communication only with a designated representative from GMF.

B. Each Underwriter, severally and not jointly, represents and agrees that (i) it has not offered, sold or otherwise made available, and will not offer, sell or otherwise make available, any Offered Notes which are the subject of the offering contemplated by the Prospectus to any U.K. Retail Investor in the United Kingdom (the “U.K.”); (ii) in the U.K., it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (as amended, the “FSMA”)) received by it in connection with the issue or sale of the Offered Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Trust and/or the Seller; and (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Notes in, from or otherwise involving the U.K.

For the purposes of this Section 19.B, the expression “U.K. Retail Investor” means a person who is one (or more) of the following:

(x)

a retail client, as defined in point (8) of Article 2 of Commission Delegated Regulation (EU) 2017/565, as it forms part of U.K. domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”) and as amended;

(y)

a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA (such rules and regulations as amended) to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014, as it forms part of U.K. domestic law by virtue of the EUWA and as amended; or

(z)	not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129, as it forms part of U.K. domestic law by virtue of the EUWA, as amended.

In addition, for purposes of this Section 19.B, (i) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Offered Notes.

C. Each Underwriter, severally and not jointly, represents and agrees that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Offered Notes which are the subject of the offering contemplated by the Prospectus to any E.U. Retail Investor in the European Economic Area. For the purposes of this Section 19.C, the expression “E.U. Retail Investor” means a person who is one (or more) of the following:

(x)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(y)	a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(z)	not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 (as amended).

In addition, for the purposes of this Section 19.C, the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Notes to be offered so as to enable an investor to decide to purchase or subscribe to the Offered Notes.

D. Each Underwriter, severally and not jointly, represents that it has not engaged any person to provide third-party “due diligence services” (as defined in Rule 17g-10 under the Exchange Act) relating to the Offered Notes.

Section 20. Recognition of the U.S. Special Resolution Regimes.

A. In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

B. In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 20, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Remainder of Page Intentionally Left Blank]

If the foregoing is in accordance with the Representative’s understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement by and among the Representative, GMF and the Seller in accordance with its terms.

Very truly yours,

AMERICREDIT FINANCIAL SERVICES, INC. d/b/a GM FINANCIAL

By:	/s/ Robert T. Pigott III
Name: Robert T. Pigott III
Title: Senior Vice President, Corporate Treasury

AFS SENSUB CORP.

By:	/s/ Jeffrey Fish
Name: Jeffrey Fish
Title: Vice President, Corporate Treasury

Signature Page to GMCAR 2024-2 – Underwriting Agreement

CONFIRMED AND ACCEPTED, as of the date first above written:

BNP PARIBAS SECURITIES CORP.
Acting on its own behalf and as
Representative of the Underwriters referred to in the foregoing Agreement

By:	/s/ Jeffrey Orr
Name: Jeffrey Orr
Title: Managing Director

By:	/s/ Carl Spalding
Name: Carl Spalding
Title: Managing Director

Signature Page to GMCAR 2024-2 – Underwriting Agreement

Schedule 1

Purchase Price

	Class A-1	Class A-2-A	Class A-2-B	Class A-3	Class A-4	Class B	Class C
BNP Paribas Securities Corp.	99.90000%	99.79339%	99.80000%	99.73065%	99.68766%	99.57552%	99.53635%
CIBC World Markets Corp.	99.90000%	99.79339%	99.80000%	99.73065%	99.68766%	99.57552%	99.53635%
Lloyds Securities Inc.	99.90000%	99.79339%	99.80000%	99.73065%	99.68766%	99.57552%	99.53635%
SG Americas Securities, LLC	99.90000%	99.79339%	99.80000%	99.73065%	99.68766%	99.57552%	99.53635%
Wells Fargo Securities, LLC	99.90000%	99.79339%	99.80000%	99.73065%	99.68766%	99.57552%	99.53635%
Goldman Sachs & Co. LLC	99.90000%	99.79339%	99.80000%	99.73065%	99.68766%	N/A	N/A
Great Pacific Securities	99.90000%	99.79339%	99.80000%	99.73065%	99.68766%	N/A	N/A
MUFG Securities Americas Inc.	99.90000%	99.79339%	99.80000%	99.73065%	99.68766%	N/A	N/A
Scotia Capital (USA) Inc.	99.90000%	99.79339%	99.80000%	99.73065%	99.68766%	N/A	N/A
Principal Amount
	Class A-1	Class A-2-A	Class A-2-B	Class A-3	Class A-4	Class B	Class C
BNP Paribas Securities Corp.	$52,704,000	$51,782,000	$46,800,000	$98,582,000	$15,704,000	$5,014,000	$4,700,000
CIBC World Markets Corp.	$52,704,000	$51,781,000	$46,800,000	$98,581,000	$15,703,000	$5,014,000	$4,700,000
Lloyds Securities Inc.	$52,704,000	$51,781,000	$46,800,000	$98,581,000	$15,703,000	$5,014,000	$4,700,000
SG Americas Securities, LLC	$52,704,000	$51,781,000	$46,800,000	$98,581,000	$15,703,000	$5,014,000	$4,700,000
Wells Fargo Securities, LLC	$52,704,000	$51,781,000	$46,800,000	$98,581,000	$15,703,000	$5,014,000	$4,700,000
Goldman Sachs & Co. LLC	$7,320,000	$7,191,000	$6,500,000	$13,691,000	$2,181,000	N/A	N/A
Great Pacific Securities	$7,320,000	$7,191,000	$6,500,000	$13,691,000	$2,181,000	N/A	N/A
MUFG Securities Americas Inc.	$7,320,000	$7,191,000	$6,500,000	$13,691,000	$2,181,000	N/A	N/A
Scotia Capital (USA) Inc.	$7,320,000	$7,191,000	$6,500,000	$13,691,000	$2,181,000	N/A	N/A

Schedule 1-1